CARBON CREDITS INTERNATIONAL, INC

ENGAGEMENT AGREEMENT

This Agreement is made and entered into as of this 15th day of August, 2014 by and between Carbon Credits International, Inc. (the "Company") and Core Capital Source, Ltd. (the "Client"). This Agreement supersedes and terminates any other agreement that the Company has or had with Client.

Whereas, the Company desires to obtain Client's consulting services as set forth in this Agreement; and

Whereas, Client desires to provide such services to the Company directly for a fee that will compensate Client for time spent for services contemplated in this Agreement.

Now, Therefore, in consideration of the foregoing and of the mutual promises and conditions hereinafter set forth, the parties agree as follows:

1. ***Effective Date.*** The Effective Date of this Agreement is September 1, 2014.

2. ***Term.*** The Term of this Agreement shall be one (1) year.

3. ***Retention of Client.*** The Client hereby engages and retains Company and Company hereby agrees to use Company's best efforts to render to the Client the consulting services for a period of commencing on the date of this Agreement thru and event of Termination, as more particularly defined herein.

4. ***Company Services.*** Company services under this Agreement shall consist of the development, installation and management of a program utilizing off-set carbon credits to offset Client's carbon emissions.

3. ***Payment for Services.*** The Client shall pay Company a fixed fee of Two Thousand and 00/100 Dollars ($2,000/00) per month during the Term.

4. ***Company Time Commitment.*** Company shall devote such time as reasonably requested by the Client for consultation, advice and assistance on matters described in this Agreement and provide the same in such form as the Client requests.

5. ***Independent Contractor.*** The relationship created under this Agreement is that of Company acting as an independent contractor. The parties acknowledge and agree that Company shall have no authority to, and shall not, bind the Client to any agreement or obligation with any third party.

6. ***Nondisclosure of Confidential Information & Non-Circumvention.*** The Company agrees that he shall not, either during the term of this Agreement or within five (5) years thereafter, disclose to any person, any confidential information concerning the business or affairs